Exhibit 10.1

SECOND AMENDMENT

THIS SECOND AMENDMENT, dated as of June 10, 2022 (this “Second Amendment”), to that certain Share Exchange Agreement dated as of December 27, 2021 (as amended by this Second Amendment and a prior amendment dated as of March 31, 2022, the “Agreement”; and all defined terms used herein that are not otherwise defined are used as defined in the Agreement), is entered into by and between AiPharma Group Ltd., an exempted Company incorporated under the laws of the Cayman Islands (“AiPharma”), and Aditxt, Inc., a Delaware corporation (“Aditxt”, and together with AiPharma, the “Parties” and each, a “Party”).

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendments.

Section 1.1 Section 5.2 of the Agreement is deleted in its entirety and replaced with the following: “Intentionally Omitted.”

Section 1.38 In the event that a cross reference in this Agreement relates to a section that has now been marked ‘[intentionally omitted],” or to an Annex, Exhibit or Schedule that has been deleted, such cross reference shall be ignored for purposes of interpreting this Agreement. All section numbers to the definitions in Article I shall be appropriately renumbered and all cross references to those former sections shall be deemed to refer to the newly numbered section for such definition.

Article 2. Miscellaneous.

Section 2.1 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Agreement, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 2.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

Section 2.4 Entire Agreement. This Amendment and the Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.5 Miscellaneous. The terms and provisions of Article VIII of the Agreement are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

AiPharma Group Ltd.

By:	/s/ Alessandro Gadotti
Name:	Alessandro Gadotti
Title:	Chief Executive Officer

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer